Exhibit 99.1

RF MONOLITHICS, INC. CLOSES CIRRONET ACQUISITION

Deal Expands RFM’s Product Portfolio and Enables High Value-Added Comprehensive Wireless Solutions

DALLAS, TX - September 19, 2006 - RF Monolithics, Inc. (“RFM”) (Nasdaq: RFMI) today announced the closing of its acquisition of high-performance wireless products manufacturer Cirronet Inc. With the acquisition, which was initially announced on August 28th, RFM will add Cirronet’s proprietary, Bluetooth™, and Zigbee™ embedded modules and box products to its existing portfolio of low-power radio technologies. With the expansion of its product line - and its recent acquisition of Caver-Morehead’s asset management software - RFM will be strategically positioned to serve the rapidly growing and higher value-added market for comprehensive wireless solutions.

Cirronet has been developing innovative, industry-leading wireless products for nearly 20 years. Its success in deploying those products in critical industrial and commercial applications has earned the company the trust of its customers and helped build one of the most respected brands in the industry. The combined companies’ wireless systems products will be sold under the Cirronet brand going forward, and the organization will benefit from the synergies associated with combining marketing and distribution operations.

Bob Gemmell, President of Cirronet, explained “We see immediate opportunities to take Cirronet’s proven wireless products to markets we could not reach before. With the acquisition completed, our top priority will be to integrate the RFM and Cirronet embedded module product lines under the Cirronet brand and begin marketing the expanded Cirronet product line aggressively.”

David Kirk, President and CEO of RFM, said, “RFM’s recent acquisitions highlight our strategic focus on building the capability to provide higher value-added comprehensive wireless solutions. The acquisition of Caver-Morehead’s asset management software business earlier this month gave us a robust enterprise-level asset management software platform, and the acquisition of Cirronet completes our development of a vertically-integrated, comprehensive solutions capability. The addition of Cirronet is an important step toward reaching our goal of becoming a leading provider of comprehensive wireless solutions and participating more extensively in rapidly growing markets such as Machine-to-Machine (M2M), wireless sensor networks, active RFIC tags, and industrial monitoring and controls. Various market studies report the embedded module portion of this market could exceed $8 billion dollars in the next five years. With Cirronet we are ideally positioned to penetrate this market.”

Cirronet will form a part of RFM’s Wireless Solutions Group which includes asset management solutions subsidiary Aleier, Inc. RFM’s Wireless Solutions Group offers the most complete line of solutions including RFIC’s, Virtual Wire™ radios, OEM radio modules, packaged radios, and asset management software and services. Its line of radios supports both proprietary and standards-based communications protocols including Zigbee™, 802.11/WiFi, and Bluetooth™. Cirronet will continue operations from its Atlanta, Georgia facilities.

About RFM

Celebrating over 25 years of providing low-power wireless solutions, RFM, headquartered in Dallas, Texas, is enabling the next generation of wireless applications with a solutions-driven, technology-enabled approach to wireless connectivity. RFM provides the connections to extend the edge of the Internet to communicate with the billions of unconnected machines through a broad range of low-power wireless solutions - from comprehensive industrial wireless sensor networks to high-performance RF components. For more information on RF Monolithics, Inc., please visit the Company’s websites at http://www.rfm.com and http://www.wirelessis.com.

Forward-Looking Statements

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the Company’s plans, objectives, expectations and intentions involve risks and uncertainties. Statements containing terms such as “believe”, “expects”, “plans”, “anticipates”, “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things expectations of the business environment in which the companies operate, projections of future performance, perceived opportunities in the market and statements regarding the combined company’s mission and vision, future financial and operating results, and benefits of the transaction. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the ability to integrate acquisitions as planned, the highly competitive market in which the companies operate, rapid changes in technologies that may displace products and services sold by the combined company, declining prices of networking products, the combined company’s reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of the combined company’s products, and changes in the companies’ level of revenue or profitability. as well as the other risks detailed from time to time in the Company’s SEC reports, including the report on Form 10-K for the year ended August 31, 2005. The Companies do not assume any obligation to update any information contained in this release.

All names are trademarks or registered trademarks of their respective manufacturers.

Contacts:

PR Financial Marketing, LLC

Jim Blackman

713-256-0369

jimblackman@prfmonline.com

Carol Bivings

Director IR

RF Monolithics, Inc.

972-448-3767

bivings@rfm.com